Exhibit 10.1


[LOGO]

U.S. DEPARTMENT
OF TRANSPORTATIO0N
                            OFFICE OF THE
                        ASSOCIATE ADMINISTRATOR      800 INDEPENDECE AVE., SW
                        FOR COMMERCIAL SPACE           WASHINGTON, DC 20591
                           TRANSPORTATION

FEDERAL AVIATION
 ADMINISTRATION


November 14, 2007


Mr. Darron C. Purifoy
Vice President of Operations/Government Affairs
E'Prime Areospace Corporation
901 South 15th Street
Suite 510
Arlington, VA 22202


Dear Mr. Purifoy:

The Federal Aviation Administration Office of Commercial Space Transportation (FAA/AST) has completed its policy review associated with application A-07-EPA-121 for E'Prime Areospace Corporation's (EPAC) canister launch program at Mid-Atlantic Regional Spaceport at Wallops Island, VA.

In the cover letter of your application, you requested a policy review in accordance with 14 C.F.R. Section 420.15(a)(3). Because EPAC is a launch operqator rather than a launch site operator, it is required to meet part 415, not part 420. Therefore, we conducted our review in accordance with 14 C.F.R.
Section 415.21.

During our evaluation,  we noted the specific  information pertaing to 14 C.F.R.
Section 415.25(d)(5), intermediate and final orbits of each vehicle upper stage, was not provided. Because EPAC does not have any missions planned currently, the missing information is not applicable, and therefore, the FAA waives the requirement the EPAC provided it for the purposes of this policy review. This information did not impact this policy review, but will need to be addressed if you apply for a launch-specific license.

We determined that EPAC's canister launch program does not jeopardize U.S. national security or foreign policy interests. Therefore, policy approval is granted for EPAC's cansiter launch program at Mid-Atlantic Regional Spaceport at Wallops Island, VA.

As a reminder, if any information in your application changes, or more information becomes available for a specific mission, we will need to conduct another policy review with the updated information.

Should you have any questions, please contact Mr. Brad Warner at (202)267-7877.

Sincerely,

/s/Carole C. Flores
Carole C. Flores
Manager
Licensing and Safety Division